UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2016

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Saginaw Drive, Redwood City, CA		94063
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 366-2626

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the realignment of our goals and objectives following the approval of SUSTOL® (granisetron) extended-release injection and our new development focus in the area of post-operative pain management, three members of our management team will be leaving Heron Therapeutics, Inc. (the “Company”).

On September 30, 2016, the board of directors of the Company accepted the resignations of Neil J. Clendeninn, M.D., Ph.D., the Company’s Senior Vice President, Chief Medical Officer, Paul G. Marshall, the Company’s Senior Vice President, Technical Operations, and Brian G. Drazba, the Company’s Vice President, Finance and Chief Financial Officer. The resignations of Dr. Clendeninn and Mr. Marshall are effective as of September 30, 2016. They will each be eligible to receive a one-time severance payment equal to their respective 2016 annual salary, plus the 2016 annual bonus payment for Dr. Clendeninn and the average annual bonus paid over the prior three years for Mr. Marshall, and certain additional severance benefits. The resignation of Mr. Drazba will be effective as of March 31, 2017, at which time he will be eligible to receive a one-time severance payment equal to his 2016 annual salary and his average annual bonus paid over the prior three years, as well as certain additional severance benefits.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

/s/ David L. Szekeres
David L. Szekeres
Senior Vice President, General Counsel, Business Development and Corporate Secretary

DATE: September 30, 2016